EXHIBIT 99.1

Firstbank Corporation 401(k) Plan

Performance Table*

	VALUE	VALUE	VALUE	VALUE	VALUE
	AS OF	AS OF	AS OF	AS OF	AS OF
FUND	12/31/2005	12/31/2006	12/31/2007	12/31/2008	12/31/2009

Vanguard Total Bond Market Index Fund	$1,024.00	$ 1,067.72	$ 1,141.61	$ 1,199.83	$ 1,271.82
	2.40%	4.27%	6.92%	5.10%	6.00%

Dodge & Cox International Fund	$ 1,167.50	$ 1,494.52	$ 1,669.52	$ 889.86	$ 1,312.54
	16.75%	28.01%	11.71%	(46.70)%	47.50%

Dodge & Cox Stock Fund	$ 1,093.70	$ 1,296.36	$ 1,298.18	$ 736.07	$ 966.46
	9.37%	18.53%	0.14%	(43.30)%	31.30%

Vanguard 500 Index Fund	$ 1,047.70	$ 1,211.56	$ 1,276.86	$ 804.42	$ 1,096.43
	4.77%	15.64%	5.39%	(37.00)%	36.30%

T. Rowe Price Personal Income Fund	$ 1,051.90	$ 1,153.30	$ 1,237.03	$ 984.68	$ 1,235.77
	5.19%	9.64%	7.26%	(20.40)%	25.50%

T. Rowe Price Retirement 2010	$1,062.50	$ 1,198.93	$ 1,278.65	$ 937.25	$ 1,199.68
	6.25%	12.84%	6.65%	(26.70)%	28.00%

T. Rowe Price Retirement 2015	$ 1,066.90	$ 1,213.39	$ 1,295.29	$ 904.11	$ 1,188.00
(since inception)	6.69%	13.73%	6.75%	(30.20)%	31.40%

T. Rowe Price Retirement 2020	$ 1,071.70	$ 1,228.81	$ 1,311.51	$ 872.15	$ 1,170.43
	7.17%	14.66%	6.73%	(33.50)%	34.20%

T. Rowe Price Retirement 2030	$ 1,081.20	$ 1,255.71	$ 1,341.47	$ 834.39	$ 1,151.46
	8.12%	16.14%	6.83%	(37.80)%	38.00%

T. Rowe Price Retirement 2040	$ 1,081.40	$ 1,257.02	$ 1,342.12	$ 820.04	$ 1,140.67
	8.14%	16.24%	6.77%	(38.90)%	39.10%

T. Rowe Price Retirement Income	$ 1,048.70	$ 1,153.36	$ 1,223.72	$ 998.55	$ 1,219.23
	4.87%	9.98%	6.10%	(18.40)%	22.10%

Fidelity Value Fund	$ 1,142.70	$ 1,315.13	$ 1,344.20	$ 719.15	$ 1,036.29
	14.27%	15.09%	2.21%	(46.50)%	44.10%

Vanguard Mid Cap Index Fund	$ 1,139.30	$ 1,294.24	$ 1,372.16	$ 798.60	$ 1,121.23
	13.93%	13.60%	6.02%	(41.80)%	40.40%

Rainier Small/Mid Cap Fund	$ 1,175.30	$ 1,347.72	$ 1,640.98	$ 841.82	$ 1,096.05
	17.53%	14.67%	21.76%	(48.70)%	30.20%

Columbia Acorn Fund Class Z	$ 1,131.10	$ 1,294.54	$ 1,394.22	$ 856.05	$ 1,195.91
	13.11%	14.45%	7.70%	(38.60)%	39.70%

Vanguard Small Cap Index Fund	$ 1,073.60	$ 1,241.73	$ 1,257.25	$ 803.38	$ 1,095.01
	7.36%	15.66%	1.25%	(36.10)%	36.30%

Northern Diversified Asset Fund	$ 1,029.60	$ 1,078.92	$ 1,133.19	$ 1,156.76	$ 1,159.30
	2.96%	4.79%	5.03%	2.08%	0.22%

EXHIBIT 99.1

Firstbank Corporation 401(k) Plan

Performance Table*

(continued)

	VALUE	VALUE	VALUE	VALUE	VALUE
	AS OF	AS OF	AS OF	AS OF	AS OF
FUND	12/31/2005	12/31/2006	12/31/2007	12/31/2008	12/31/2009

MFS Core Growth R Fund					$ 1,244.40
(since inception)					24.40%

Columbia Small Cap Value Fund					$ 1,247.00
(since inception)					24.70%

Vanguard Total International Stock Index Fund					$ 1,367.00
(since inception)					36.70%

T Rowe Price Retirement 2045					$ 1,391.00
(since inception)					39.10%

T Rowe Price Retirement 2050					$ 1,389.00
(since inception)					38.90%

Vanguard Short-term Treasury					$ 1,014.00
(since inception)					1.40%

Rainier Small/Mid Cap Equity Institutional Fund					$ 1,302.00
(since inception)					30.20%

Firstbank Stock Fund	$ 873.00	$ 873.00	$ 604.12	$ 391.47	$ 428.27
	(12.70)%	0.00%	(30.80)%	(35.20)%	9.40%

*All assume an initial investment on 1/01/2005, or inception date of the fund, of $1,000.00.